EXHIBIT 3.2


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                          THE NATIONAL COLLEGIATE TRUST
                                 (MASTER TRUST)


                                      THIRD
                              AMENDED AND RESTATED




                                 TRUST AGREEMENT



                                     Between



                    DELAWARE TRUST CAPITAL MANAGEMENT, INC.,
                                as OWNER TRUSTEE



                                       and



                               NCT HOLDINGS, INC.,
                                    as OWNER




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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Capitalized Terms.........................................


                                   ARTICLE II

                                  ORGANIZATION

Section 2.01.     NAME......................................................
Section 2.02.     OFFICE....................................................
Section 2.03.     PURPOSES AND POWERS.......................................
Section 2.04.     APPOINTMENT OF THE OWNER TRUSTEE..........................
Section 2.05.     DECLARATION OF TRUST......................................
Section 2.06.     OTHER EXPENSES, LIABILITIES OF TRUST......................
Section 2.07.     SITUS OF TRUST............................................


                                   ARTICLE III

                   TRUST CERTIFICATES AND TRANSFER OF INTEREST

Section 3.01.     ISSUANCE OF TRUST CERTIFICATE.............................
Section 3.02.     REGISTRATION AND TRANSFER OF CERTIFICATES.................
Section 3.03.     LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES.........
Section 3.04.     LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS................
Section 3.05.     ASSIGNMENT OF RIGHT TO DISTRIBUTIONS......................


                                   ARTICLE IV

                              CONCERNING THE OWNER

Section 4.01.     ACTION BY THE OWNER WITH RESPECT TO CERTAIN MATTERS.......
Section 4.02.     ACTION UPON INSTRUCTIONS..................................
Section 4.03.     REPRESENTATIONS AND WARRANTIES OF THE OWNER...............


                                    ARTICLE V

                    INVESTMENT AND APPLICATION OF TRUST FUNDS

Section 5.01.     INVESTMENT OF TRUST FUNDS.................................
Section 5.02.     APPLICATION OF FUNDS......................................
Section 5.03.     METHOD OF PAYMENT.........................................
Section 5.04.     NO SEGREGATION OF FUNDS; NO INTEREST......................


                                   ARTICLE VI

                    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

Section 6.01.     GENERAL AUTHORITY.........................................
Section 6.02.     SPECIFIC AUTHORITY........................................
Section 6.03.     GENERAL DUTIES............................................
Section 6.04.     ACCOUNTING AND REPORTS TO THE OWNER, THE INTERNAL REVENUE
                  SERVICE AND OTHERS........................................
Section 6.05.     SIGNATURE OF RETURNS......................................
Section 6.06.     RIGHT TO RECEIVE AND RELY UPON INSTRUCTIONS...............
Section 6.07.     NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN
                  INSTRUCTIONS..............................................
Section 6.08.     NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR
                  INSTRUCTIONS..............................................
Section 6.09.     RESTRICTION...............................................


                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

Section 7.01.     ACCEPTANCE OF TRUSTS AND DUTIES...........................
Section 7.02.     FURNISHING OF DOCUMENTS...................................
Section 7.03.     RELIANCE; ADVICE OF COUNSEL...............................
Section 7.04.     NOT ACTING IN INDIVIDUAL CAPACITY.........................


                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

Section 8.01.     OWNER TRUSTEE'S FEES AND EXPENSES.........................
Section 8.02.     INDEMNIFICATION...........................................
Section 8.03.     LIEN ON TRUST PROPERTY....................................
Section 8.04.     PAYMENTS TO THE OWNER TRUSTEE.............................


                                   ARTICLE IX

                              TERMINATION OF TRUST

Section 9.01.     TERMINATION OF TRUST......................................


                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01.    RESIGNATION OF OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR....
Section 10.02.    APPOINTMENT OF ADDITIONAL OWNER TRUSTEES..................


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01.    SUPPLEMENTS AND AMENDMENTS................................
Section 11.02.    NO LEGAL TITLE TO TRUST PROPERTY IN OWNER.................
Section 11.03.    PLEDGE OF COLLATERAL BY OWNER TRUSTEE IS BINDING..........
Section 11.04.    LIMITATIONS ON RIGHTS OF OTHERS...........................
Section 11.05.    NOTICES...................................................
Section 11.06.    SEVERABILITY..............................................
Section 11.07.    SEPARATE COUNTERPARTS.....................................
Section 11.08.    SUCCESSORS AND ASSIGNS....................................
Section 11.09.    HEADINGS..................................................
Section 11.10.    GOVERNING LAW.............................................


EXHIBIT 1         FORM OF TRUST CERTIFICATE
EXHIBIT 2         FORM OF ACCESSION AGREEMENT
EXHIBIT 3         FORM OF CERTIFICATE OF TRUST
EXHIBIT 4         FEE SCHEDULE

         THIRD AMENDED AND RESTATED TRUST AGREEMENT dated as of November 7, 1996 between NCT Holdings, Inc., a Delaware corporation (the "Owner"), and Delaware Trust Capital Management, Inc., a Delaware trust company (the "Owner Trustee").

         This Third Amended and Restated Trust Agreement hereby replaces in its entirety that certain Second Amended and Restated Trust Agreement, dated November 1, 1994 between First Marblehead L.P., as Depositor and the Owner Trustee, as successor in interest to Delaware Trust Company, as Owner Trustee.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meaning set forth below:

         "Affiliate" with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Third Amended and Restated Trust Agreement, as it may be amended or restated from time to time.

         "Authorized Officer" means any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to, and binding upon, the Trust and whose name appears on a list of such authorized officers furnished by the Owner Trustee as such list may be amended or supplemented from time to time.

         "Bonds" means collateralized student loan bonds to be issued in series pursuant to a registration statement on Forms S-3 and Indenture.

         "Business Day" means any day that is not a Saturday, Sunday or any other day on which commercial banking institutions in Delaware are authorized or obligated by law or executive order to be closed.

         "Certificate of Trust" means the Certificate of Trust to be filed with the Secretary of State of the State of Delaware by the Owner Trustee on behalf of the Trust pursuant to Section 6.02.

         "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time and as it may be interpreted under regulations promulgated by the Treasury Department.

         "Distribution Date" means the first Business Day following a day on which the Owner Trustee obtains receipt of funds or, if instructed by the Owner, such other Business Day as they shall specify in writing.

         "Distribution Date Statement" means the statement described as such in
Section 5.02(c) hereof.

         "Eligible Investments" means one or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof has been rated by the Rating Agency in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall have a credit rating in one of the two highest applicable categories from the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days; and

                  (v) a money market fund rated by the Rating Agency in its highest rating available;

provided, however, that no instrument shall be an Eligible Investment if it represents either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from the obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; and, provided further, that, Eligible Investments shall include only such obligations or securities that mature on or before the Business Day immediately preceding the next Distribution Date. In addition, no Eligible Investment which incorporates a penalty for early withdrawal will be used unless the maturity of such Eligible Investment is on or before the Business Day immediately preceding the next Distribution Date.

         "Fiscal Year" means the calendar year from each January 1 to the following December 31 or such portion thereof as the Trust may be in existence.

         "Indenture" means any one of the trust indentures between the Issuer and the related Indenture Trustee pursuant to which the Bonds are to be issued.

         "Indenture Trustee" means the bank or trust company acting as Indenture trustee under each Indenture.

         "Issuer" means the issuer trust to be established with respect to each series of Bonds.

         "Owner" means NCT Holdings, Inc. and each of its successors in interest as beneficiaries of the Trust pursuant to Article III hereof.

         "Owner Trustee" means Delaware Trust Capital Management, Inc., a Delaware trust company, not in its individual capacity but solely as trustee under this Agreement, and any successor trustee hereunder.

         "Periodic Filings" means any filings or submissions that the Trust is required to make with any state or Federal regulatory agency or under the Code.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, trust (including any beneficiary thereof), estate, custodian, nominee, unincorporated organization or government or any agency or political subdivision thereof.

         "Rating Agency" means Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.

         "Registration Statement" means that certain registration statement on Form S-3 filed with the Securities and Exchange Commission with respect to the Bonds, as amended from time to time, and any successor or registration statement filed pursuant to the Securities and Exchange Commission rules.

         "Student Loan" means the education loans to students originated under the GATESM (Guaranteed Access to Education) student loan program.

         "Transfer" means the sale, transfer or other assignment of all of the Owner's right, title and interest in all or a portion of the Owner's beneficial interest in the Trust.

         "Trust" means the trust established by this Agreement.

         "Trust Certificate" means a certificate evidencing a beneficial interest in the Trust in substantially the form attached hereto as Exhibit 1. Each issued and outstanding Trust Certificate shall evidence the entire beneficial interest in the Trust.

         "Trust Property" means all right, title and interest of the Owner Trustee in and to any property contributed to the Trust by the Owner or otherwise acquired by the Trust, including without limitation all distributions, payments or proceeds thereon.

         "Trust Related Agreements" means any instruments or agreements signed by the Owner Trustee on behalf of the Trust.

                                   ARTICLE II

                                  ORGANIZATION

         Section 2.01. NAME. The Trust created hereby shall be known as The National Collegiate Trust in which name the Owner Trustee may take any action as provided herein.

         Section 2.02. OFFICE. The office of the Trust shall be in care of the Owner Trustee, at the address set forth in Section 11.05 or at such other address as the Owner Trustee may designate by notice to the Owner. The Trust shall also have an office at 237 Park Avenue, New York, New York 10017.

         Section 2.03. PURPOSES AND POWERS. (a) The purpose of the Trust is to engage in the following activities:

                  (i) to execute and file on behalf of the Owner, the Registration Statement;

                  (ii) to establish one or more Issuers which will acquire the Student Loans and issue the Bonds;

                  (iii) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

                  (iv) to engage in such other activities as may be required in connection with conservation of the Trust Property and distributions to the Owner. Until the last Indenture is discharged, the Trust shall not engage in any business or activities other than in connection with, or relating to, the foregoing and other than as required or authorized by the terms of this Agreement and the Indentures, except as are incidental to and necessary to accomplish such activities.

         (b) Until the last Indenture is discharged, the operations of the Trust shall be conducted in accordance with the following standards:

                  (i) the Trust will act solely in its own name and the Owner Trustee or other agents selected in accordance with this Agreement will act on behalf of the Trust subject to direction by the Owner as provided herein;

                  (ii) the Trust's funds and assets shall at all times be maintained separately from those of the Owner and any of its Affiliates;

                  (iii) The Trust shall maintain complete and correct books, and records of accounts;

                  (iv) the Trust shall conduct its business at the office of the Owner Trustee and will use stationery and other business forms of the Trust under its own name and not that of the Owner or any of its Affiliates, and will avoid the appearance (x) of conducting business on behalf of the Owner or any Affiliate of the Owner or (y) that the assets of the Trust are available to pay the creditors of the Owner Trustee or the Owner;

                  (v) the Trust's operating expenses shall be paid out of its own funds;

                  (vi) the Trust shall not hold itself out as being liable for the debts of the Owner, any Issuer, or any Affiliates of the Owner or Issuer; and

                  (vii) the Owner shall take such actions as may be necessary to authorize actions of the Trust.

         Section 2.04. APPOINTMENT OF THE OWNER TRUSTEE. The Owner hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. The Owner Trustee acknowledges receipt in trust from the Owner as of the date hereof, of the sum of one hundred dollars ($100), constituting the initial Trust Property.

         Section 2.05. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Owner Trustee under the Trust Related Agreements. It is the intention of the parties hereto that the Trust constitute a business trust under Chapter 38 of Title 12 of the Delaware Code.

         Section 2.06. OTHER EXPENSES, LIABILITIES OF TRUST. The Owner shall be solely liable for any and all liabilities and obligations of the Trust. Within ten business days of receipt or a statement delivered by the Owner Trustee to the effect that amounts necessary to pay expenses or to meet any obligation of the Trust are not available in the Trust Property, and setting forth the basis for such expenses, the Owner shall deliver to the Owner Trustee immediately available funds in the amount of such expenses.

         Section 2.07. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. The Trust shall not have any employees in any state other than in the State of Delaware and payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

                                   ARTICLE III

                   TRUST CERTIFICATES AND TRANSFER OF INTEREST

         Section 3.01. ISSUANCE OF TRUST CERTIFICATE.

         (a) As of the date hereof, the Owner Trustee has issued and delivered to the Owner a Trust Certificate in the name of the Owner evidencing 100% of the beneficial interest in the Trust.

         (b) The Trust Certificate shall be executed by manual signature on behalf of the Owner Trustee by one of its Authorized Officers. The Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of the Trust Certificate or does not hold such office at the date of such Trust Certificate. The Trust Certificate shall be dated the date of its issuance.

         Section 3.02. REGISTRATION AND TRANSFER OF CERTIFICATES.

         (a) The Owner Trustee shall maintain at its office referred to in
Section 2.02, or at the office of any agent appointed by it and approved in writing by the Owner at the time of such appointment, a register for the Transfer of the Trust Certificate. No Transfer of the Trust Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and state securities laws, or is exempt from the registration requirements under the 1933 Act and state securities laws.

         (b) The Owner may Transfer the beneficial interest in the Trust evidenced by the Trust Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by Section 3.04 hereof. Such Transfer may be made by the Owner in person or by his attorney duly authorized in writing upon surrender of the Trust Certificate to the Owner Trustee accompanied by a written instrument of Transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of Transfer as the Owner Trustee may reasonably require. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the Owner's Trust Certificate, the Owner Trustee shall record the name of such transferee as the Owner in the Trust Certificate register and issue, execute and deliver to such new Owner a Trust Certificate. Subsequent to a Transfer and upon the issuance of the new Trust Certificate, the Owner Trustee shall cancel and destroy the Trust Certificate surrendered to it in connection with such Transfer. The Owner Trustee may treat the Person in whose name any Trust Certificate is registered as the sole Owner of the beneficial interest in the Trust evidenced by such Trust Certificate. The Owner shall not be permitted to make any partial transfer of such Owner's beneficial interest in the Trust.

         (c) As a condition precedent to any registration of Transfer, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such Transfer.

         Section 3.03. LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. If (i) any mutilated Trust Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Trust Certificate as the Trust Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine.

         Section 3.04. LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS.

         No Transfer of a Trust Certificate shall be made to any Person unless
(i) such Person delivers to the Owner Trustee an accession agreement substantially in the form of Exhibit 2 hereof, and (ii) the Owner Trustee shall have received a written opinion of counsel in form and substance satisfactory to the Owner Trustee stating that such Transfer is exempt from the 1933 Act and any applicable state securities law.

         Section 3.05. ASSIGNMENT OF RIGHT TO DISTRIBUTIONS. The Owner may assign all or any part of its right to receive distributions hereunder, but such assignment (in the absence of a permitted Transfer) shall effect no change in the ownership of the Trust.

                                   ARTICLE IV

                              CONCERNING THE OWNER

         Section 4.01. ACTION BY THE OWNER WITH RESPECT TO CERTAIN MATTERS.

         (a) The Owner Trustee will take such action or refrain from taking such action under this Agreement or any Trust Related Agreement as it shall be directed pursuant to an express provision of this Agreement or such Trust Related Agreement or, with respect to nonministerial matters, as it shall be directed by the Owner.

         (b) Without limiting the generality of the foregoing, in connection with the following nonministerial matters, the Owner Trustee will take no action unless it receives written approval from the Owner:

                  (i)      the amendment of the Registration Statement;

                  (ii) the initiation of any claim or lawsuit by the Trust and the compromise of any claim or lawsuit brought by or against the Trust;

                  (iii) the amendment, change or modification of any Trust Related Agreement.

         Section 4.02. ACTION UPON INSTRUCTIONS.

         (a) The Owner Trustee shall take such action or actions as may be specified in this Agreement or in any instructions delivered in accordance with this Article IV; provided, however, that the Owner Trustee shall not be required to take any such action if it shall have reasonably determined, or shall have been advised by counsel, that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is likely to result in personal liability on the part of the Owner Trustee, unless the Owner shall have provided to the Owner Trustee indemnification or security reasonably satisfactory to the Owner Trustee against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.

         (b) The Owner shall not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement or any Trust Related Agreement, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         (c) Notwithstanding anything contained herein or in any Trust Related Agreement to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order for the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.

         Section 4.03. REPRESENTATIONS AND WARRANTIES OF THE OWNER. The Owner hereby represents and warrants to the Owner Trustee as follows:

         (a) Upon the receipt of the Trust Property by the Owner Trustee under this Agreement, the Owner Trustee will have good title to the Trust Property free and clear of any lien.

         (b) The Trust is not, and will not be upon conveyance of the Trust Property to the Owner Trustee, an "Investment Company" or under the "control" of an "Investment Company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (c) Except for the filing of the Certificate of Trust with the Secretary of State and the Registration Statement with the Securities and Exchange Commission, no consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under current law in connection with the execution, delivery or performance by the Owner of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that no representation or warranty is made herein as to compliance with the securities or "blue sky" laws of any state.

         (d) This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Owner, enforceable in accordance with its terms.

                                    ARTICLE V

                    INVESTMENT AND APPLICATION OF TRUST FUNDS

         Section 5.01. INVESTMENT OF TRUST FUNDS. Unless otherwise directed in writing by the Owner, income with respect to and proceeds of the Trust Property which are received by the Owner Trustee more than one day prior to a Distribution Date shall be invested and reinvested by the Owner Trustee in Eligible Investments. Interest earned from such investment and reinvestment shall be credited to the Trust Property.

         Section 5.02. APPLICATION OF FUNDS.

         (a) Income with respect to and proceeds of Trust Property held by the Owner Trustee on a Distribution Date shall be applied by the Owner Trustee on such Distribution Date in the following order:

                  (i) FIRST, to pay any amounts due to the Owner Trustee under this Agreement;

                  (ii) SECOND, to pay any amounts then due to any Person under the Trust Related Agreements; and

                  (iii) THIRD, to pay any other expenses of the Trust.

         (b) Income and proceeds with respect to the Trust Property held by the Owner Trustee on a Distribution Date after the application of funds pursuant to
Section 5.02(a) shall be distributed on such Distribution Date to the Owner. All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent that the Owner Trustee has received such income or proceeds.

         (c) With each distribution to the Owner pursuant to Section 5.02(b) above, the Owner Trustee shall deliver a Distribution Date Statement setting forth, for the period since the preceding Distribution Date:

                  (i) income and proceeds received by the Owner Trustee with respect to the Trust Property;

                  (ii) amounts paid to the Owner Trustee;

                  (iii) amounts paid to any Person pursuant to a Trust Related Agreement; and

                  (iv) amounts paid for other expenses of the Trust.

         (d) In the event that any tax is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Owner. The Owner Trustee is hereby authorized to retain from amounts otherwise distributable to the Owner sufficient funds to pay or provide for the payment of, and then actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

         Section 5.03. METHOD OF PAYMENT. All amounts payable to the Owner pursuant to this Agreement shall be paid by the Owner Trustee to the Owner or a nominee therefor by check payable to the Owner, mailed first class to the address of the Owner appearing in Section 11.05 hereof, or by crediting the amount to be distributed to the Owner to an account maintained by the Owner with the Owner Trustee or by transferring such amount by wire transfer in immediately available funds to a banking institution with bank wire transfer facilities for the account of the Owner, as instructed in writing from time to time by such Owner. The Owner Trustee may require the Owner to pay any wire transfer fees incurred in connection with any wire transfer made to the Owner.

         Section 5.04. NO SEGREGATION OF FUNDS; NO INTEREST. Subject to Section 2.03(b)(ii) and Section 5.01, funds received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                                   ARTICLE VI

                    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

         Section 6.01. GENERAL AUTHORITY. The Owner Trustee is authorized to take all actions required or permitted to be taken by it pursuant to the terms of this Agreement and the Trust Related Agreements.

         Section 6.02. SPECIFIC AUTHORITY. The Owner Trustee is hereby authorized and directed to take the following actions:

         (a) execute the Certificate of Trust substantially in the form of
Exhibit 3 hereto; and

         (b) execute and deliver on behalf of the Trust, the Trust Related Agreements, including without limitation, the Registration Statement, the Trust Certificates and any other document contemplated by the foregoing.

         Section 6.03. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owner.

         Section 6.04. ACCOUNTING AND REPORTS TO THE OWNER, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (i) maintain or cause to be maintained the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to the Owner, within 60 days of the end of each Fiscal Year, or more often, as may be required by the Code and the regulations thereunder, a copy of the annual financial statement of the Trust for such Fiscal Year and a statement in such form and containing such information as may be required by such regulations, and as is necessary and appropriate to enable the Owner to prepare its federal and state income tax returns, (iii) file such tax returns relating to the Trust as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder, (iv) cause such tax returns to be signed in the manner required by law and (v) cause to be mailed to the Owner copies of all such reports and tax returns of the Trust.

         Section 6.05. SIGNATURE OF RETURNS. The Owner Trustee shall sign on behalf of the Trust the tax returns and other Periodic Filings of the Trust, unless applicable law requires the Owner to sign such documents, in which case, so long as applicable law allows the Owner to sign any such document, the Owner shall sign such document.

         Section 6.06. RIGHT TO RECEIVE AND RELY UPON INSTRUCTIONS. In the event that the Owner Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any Trust Related Agreement, or such provision is ambiguous as to its application, or is or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Trust Related Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instructions and, to the extent that the Owner Trustee shall have acted or refrained from acting in good faith in accordance with any instructions received from the Owner, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Trust Related Agreements, as the Owner Trustee shall deem to be in the best interests of the Owner, and the Owner Trustee shall have no liability to any Person for such action or inaction.

         Section 6.07. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property which result from claims against the Owner Trustee personally that are not related to the ownership or the administration of the Trust Property or the transactions contemplated by the Trust Related Agreements.

         Section 6.08. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with instructions delivered to the Owner Trustee pursuant to Section 6.06 hereof.

         Section 6.09. RESTRICTION. The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Sections 2.03,
6.01 and 6.02 hereof.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

         Section 7.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Owner Trustee shall not be personally liable under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.07 hereof, or (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. In particular, but not by way of limitation:

         (a) The Owner Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer of the Owner Trustee;

         (b) The Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Owner;

         (c) No provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstance shall the Owner Trustee be personally liable for any indebtedness of the Trust under any Trust Related Agreement; and

         (e) The Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Owner, or for the form, character, genuineness, sufficiency, value or validity of any Student Loan, or for or in respect of the validity or sufficiency of the Trust Related Agreements.

         Section 7.02. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Owner, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (other than documents originated by or otherwise furnished to the Owner).

         Section 7.03. RELIANCE; ADVICE OF COUNSEL.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under any of the Trust Related Agreements, the Owner Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

         Section 7.04. NOT ACTING IN INDIVIDUAL CAPACITY. Except as expressly provided in this Article VII, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or the Trust Related Agreements shall look only to the Trust Property for payment or satisfaction thereof.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

         Section 8.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive compensation from the Trust Property for its services hereunder as set forth on the fee schedule attached hereto as Exhibit 4. The Owner Trustee shall be entitled to be reimbursed for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement and the Trust Related Agreements.

         Section 8.02. INDEMNIFICATION. The Owner shall be solely liable for, and hereby agrees to indemnify Delaware Trust Capital Management, Inc., individually and as Owner Trustee and its successors, assigns, agents and servants, from and against, any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred as the result of the payment of fees and expenses pursuant to Section 8.01 hereof), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Owner Trustee (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, the Registration Statement, any Trust Related Agreement, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that the Owner shall not be required to indemnify the Owner Trustee for expenses arising or resulting from any of the matters described in the second sentence of Section
7.01. The indemnities contained in this Section 8.02 shall survive the termination of this Agreement. The indemnities contained in this Section 8.02 extend only to the Owner Trustee in its individual capacity.

         Section 8.03. LIEN ON TRUST PROPERTY. The Owner Trustee shall have a lien on the Trust Property for any compensation or expenses and indemnity due hereunder which lien shall be prior to all other liens.

         Section 8.04. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee from the Trust Property pursuant to this Article VIII shall be deemed not to be part of the Trust Property immediately after such payment.

                                   ARTICLE IX

                              TERMINATION OF TRUST

         Section 9.01. TERMINATION OF TRUST.

         (a) The trust created hereby shall terminate and the Trust Property shall be distributed to the Owner, and this Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Owner Trustee of the Trust Property and the final distribution by the Owner Trustee of all funds or other property or proceeds of the Trust Property in accordance with the terms of this Agreement and the Trust Related Agreement and
(ii) 21 years less one day after the death of the survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James.

         (b) The bankruptcy, death, incapacity, dissolution or termination of the Owner shall not operate to dissolve or terminate this Agreement, nor entitle the Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

         (c) Upon the termination of the Trust pursuant to this Article IX, the Owner Trustee shall cause a Certificate of Termination to be filed with the Secretary of State of the State of Delaware.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 10.01. RESIGNATION OF OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR.

         (a) The Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owner, such resignation to be effective upon the acceptance of appointment by a successor Owner Trustee under
Section 10.01(b) below. In addition, the Owner may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 10.01(b) below. In case of the resignation or removal of the Owner Trustee, the Owner may appoint a successor Owner Trustee by an instrument signed by the Owner. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Owner may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have been appointed as provided above. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

         (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all funds or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

         (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company that meets the requirements of Section 3(a)(7) of the Investment Company Act of 1940, as amended, and whose parent entity has a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

         (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of
Section 10.01(c), be the Owner Trustee under this Agreement without further act.

         Section 10.02. APPOINTMENT OF ADDITIONAL OWNER TRUSTEES. At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Owner Trustee, by an instrument in writing, may appoint one or more individuals or corporations to act as separate trustee or separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary or appropriate for such separate trustee or separate trustees to act alone.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended only by a written instrument signed by the Owner Trustee and the Owner at the time of such amendment; provided, however, that if, in the opinion of the Owner Trustee, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

         Section 11.02. NO LEGAL TITLE TO TRUST PROPERTY IN OWNER. The Owner shall not have legal title to any part of the Trust Property and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner in and to its undivided beneficial interest in the Trust Property hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

         Section 11.03. PLEDGE OF COLLATERAL BY OWNER TRUSTEE IS BINDING. The pledge of any Trust Property to any Person by the Owner Trustee made under any Trust Related Agreement and pursuant to the terms of this Agreement shall bind the Owner and shall be effective to transfer or convey the rights of the Owner Trustee and the Owner in and to such Trust Property to the extent set forth in such Trust Related Agreement. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

         Section 11.04. LIMITATIONS ON RIGHTS OF OTHERS. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee and the Owner any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.05. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee, addressed to: Delaware Trust Capital Management, Inc., 900 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or to such other address as the Owner Trustee may have set forth in a written notice to the Owner; and if to the Owner, addressed to: NCT Holdings, Inc., 237 Park Avenue, 21st Floor, New York, New York 10017, Attention: Stephen Anbinder. Whenever any notice in writing is required to be given by the Owner Trustee hereunder, such notice shall be deemed given and such requirement satisfied 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above; any notice given by the Owner to the Owner Trustee shall be effective upon receipt by an Authorized Officer of the Owner Trustee.

         Section 11.06. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.07. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.08. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of the Owner.

         Section 11.09. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.10. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                               DELAWARE TRUST CAPITAL
                                               MANAGEMENT, INC., not in its
                                               individual capacity except as
                                               expressly provided herein, but
                                               solely as Owner Trustee


                                               By:    /s/ Richard N. Smith
                                                      --------------------
                                               Name:  Richard N. Smith
                                               Title: Vice President



                                               NCT HOLDINGS, INC.,
                                               Owner


                                               By:    /s/ Richard N. Smith
                                                      --------------------
                                               Name:  Richard N. Smith
                                               Title: Vice President

                                    EXHIBIT 1

                            FORM OF TRUST CERTIFICATE

         THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY
         SECTION 3.04(A) OF THE AMENDED AND RESTATED TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR'S COMPLIANCE WITH SECTION 3.04(B) OF THE TRUST AGREEMENT.


                                TRUST CERTIFICATE
           UNDER THIRD AMENDED AND RESTATED TRUST AGREEMENT, DATED AS
                             AS OF NOVEMBER 7, 1996


Certificate No._______________________

         Delaware Trust Capital Management, Inc., not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under a trust agreement, dated as of November 7, 1996, with NCT Holdings, Inc. (the "Owner"), (the "Trust Agreement"), hereby certifies that NCT Holdings, Inc. is the Owner of the beneficial interest in the Trust Property provided for and created by the Trust Agreement. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and the Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Owner Trustee may treat the Owner as the absolute Owner hereof for all purposes.

         Capitalized terms used herein without definition have the meanings ascribed to them in or by reference in the Trust Agreement.

         Transfer of this Trust Certificate is subject to certain restrictions and limitations set forth in the Trust Agreement. In the manner more fully set forth in, and as limited by, the Trust Agreement, this Trust Certificate may be transferred upon the books of the Owner Trustee by the registered Owner in person or by his attorney duly authorized in writing upon surrender of this Trust Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require, whereupon the Owner Trustee shall issue in the name of the transferee a Trust Certificate or Trust Certificates evidencing the amount and extent of interest of the transferee.

         The Owner hereof, by its acceptance of this Trust Certificate, warrants and represents to the Owner Trustee and agrees (a) that it is liable for all fees, expenses, taxes, indemnity payments and other charges of the Trust pursuant to the Trust Agreement, (b) not to transfer this Trust Certificate except in accordance with the Trust Agreement.

         This Trust Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules).

         IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Trust Agreement, has caused this Trust Certificate to be issued as of the date hereof.


                                        DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity, but solely as Owner Trustee


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________


Dated:

                                    EXHIBIT 2

                           FORM OF ACCESSION AGREEMENT


                                           __________________, 19__


Delaware Trust Capital Management, Inc.
900 Market Street
Wilmington, Delaware  19801
Attention:  Corporate Trust Administration

Dear Sirs:

         We refer to the Third Amended and Restated Trust Agreement, dated as of November 7, 1996 (the "Trust Agreement"), between NCT Holdings, Inc. (the "Company"), and Delaware Trust Capital Management, Inc., a Delaware trust company (in its capacity as trustee thereunder, the "Owner Trustee"). We propose to purchase the beneficial interest in The National Collegiate Trust, a Delaware trust (the "Trust") formed pursuant to the Trust Agreement from the Company. Capitalized terms used herein without definition have the meanings given them in the Trust Agreement.

         1. We hereby agree, as provided and to the extent specified in Section
2.06 of the Trust Agreement, to be liable for all fees, expenses, taxes, indemnity payments and other liabilities of the Trust in accordance with the terms of the Trust Agreement, including (except as otherwise provided in the Trust Agreement) those incurred by Delaware Trust Capital Management, Inc. in its capacity as Owner Trustee in the administration of the Trust thereunder, to the extent such fees, expenses, taxes, indemnity payments and other liabilities of the Trust or the Owner Trustee, as the case may be, with respect to the Trust, are not paid out of the Trust Property; provided, however, that we will be liable only for obligations of the Trust arising on and after the date hereof.

         2. We understand that our Trust Certificate is not being registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities or "Blue Sky" law and is being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and any applicable state laws.

         3. We have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Trust, we are able to bear the economic risk of investment in the Trust and we are an "accredited investor" as defined in Regulation D under the 1933 Act.

         4. We are acquiring our Trust Certificate from the Owner for our own account and not for the benefit of any other person and not with a view to any distribution of our beneficial interest in the Trust subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

         5. We agree that our beneficial interest in the Trust must be held indefinitely by us unless subsequently registered under the 1933 Act and any applicable state securities or "Blue Sky" law or unless exemptions from the registration requirements of the 1933 Act and applicable state laws are available.

         6. We agree that in the event that at some future time we wish to dispose of or exchange any of our beneficial interest in the Trust, we will not transfer or exchange any of our beneficial interest in the Trust unless:

                  (A)(1) the transfer or exchange is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser and (3) all offers or solicitations in connection with the sale (if a sale), whether made directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                  (B) our beneficial interest in the Trust is sold in a transaction that does not require registration under the 1933 Act and any applicable State "Blue Sky" law.

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

         7. We understand that our Trust Certificate bears a legend to substantially the following effect:

         THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY
         SECTION 3.04(A) OF THE AMENDED AND RESTATED TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR'S COMPLIANCE WITH SECTION 3.04(B) OF THE AMENDED AND RESTATED TRUST AGREEMENT.

         8. We agree to be bound by all the terms and conditions of our Trust Certificate and the Trust Agreement.


                                      Very truly yours,


                                      [Name of Purchaser]


                                      By:___________________________
                                      Name:_________________________
                                      Title:________________________


Accepted and Acknowledged this
____ day of ____________, 199_.


DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity, but solely as Owner Trustee


By:__________________________________
Name:________________________________
Title:_______________________________

                                    EXHIBIT 3

                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                          THE NATIONAL COLLEGIATE TRUST

         THE UNDERSIGNED, Delaware Trust Capital Management, Inc., as trustee, for the purpose of amending and restating that certain Certificate of Trust of The National Collegiate Trust (the "Certificate of Trust"), as filed with the Secretary of State of the State of Delaware on July 8, 1992, pursuant to the provisions of the Delaware Business Trust Act, does hereby certify as follows:

         The Certificate of Trust is hereby amended and replaced, so that in its entirety, the Certificate of Trust of the National Collegiate Trust shall be and read as follows:

         1. The name of the business trust is:

                          THE NATIONAL COLLEGIATE TRUST

         2. The name and business address of the trustee of the business trust in the State of Delaware is Delaware Trust Capital Management, Inc., 900 Market Street, Wilmington, Delaware 19801.

         3. The business trust reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Trust in the manner now or hereafter prescribed by law.

         THE UNDERSIGNED, being the trustee hereinbefore named, for the purpose of amending and restating the Certificate of Trust pursuant to the provisions of the Delaware Business Trust Act, do make this certificate of amendment, hereby declaring and further certifying that this is its act and deed and that to the best of the undersigned's knowledge and belief the facts herein stated are true.


                                                   DELAWARE TRUST CAPITAL
                                                   MANAGEMENT, INC.,
                                                   as trustee


                                                   By:________________________
                                                   Name:______________________
                                                   Title:_____________________

                                    EXHIBIT 4

                                  FEE SCHEDULE